UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2006

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida
(State Jurisdiction of Incorporation)

1-11983	59-3359111
(Commission file number)	(IRS Employer Identification No.)

225 Water Street, Suite 1400 Jacksonville, Florida 32202 (904) 354-2482 www.fpic.com

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2006, the registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated that date with Anthony J. Bonomo and AJB Ventures Inc. (the “Purchaser”), a corporation the principal stockholder of which is Mr. Bonomo.

The Purchase Agreement provides for the sale to the Purchaser of the registrant’s subsidiaries (the “Insurance Management Subsidiaries”) that have conducted the registrant’s insurance management operations for an aggregate purchase price of $40.0 million in cash, subject to a post-closing adjustment.

On September 29, 2006, the registrant completed the sale of the following Insurance Management Subsidiaries for $39.975 million in cash: Administrators for the Professions, Inc., Group Data Corporation, and FPIC Intermediaries, Inc. (all of which had been wholly-owned by the registrant) and Professional Medical Administrators, LLC (which had been 80 percent owned by the registrant). The completion of the sale of the registrant’s Physicians Reciprocal Managers, Inc. (“PRM”) subsidiary is to be completed for $25,000 in cash as soon as the required regulatory approval is obtained. In addition, prior to September 29, the Insurance Management Subsidiaries distributed to the registrant nearly $6.0 million in cash.

The Insurance Management Subsidiaries through various agreements, manage Physicians’ Reciprocal Insurers (“PRI”), a reciprocal insurer that is the second largest provider of medical professional liability insurance in the State of New York, and provide services to PRM. PRM manages Pennsylvania Physicians’ Reciprocal Insurers, an insurance exchange that cedes 100 percent of its business to PRI. The Insurance Management Subsidiaries constituted the registrant’s insurance management segment, and, accordingly, effective upon completion of the transaction, the registrant conducts operations in a single segment, insurance.

Mr. Bonomo had served as the chief executive officer of the Insurance Management Subsidiaries since their dates of acquisition or formation by the registrant.

The Purchase Agreement contains (i) a “price protection” provision designed to allow the registrant to share to some extent in any profits realized by Mr. Bonomo if he were to dispose of an interest in the Insurance Management Subsidiaries before December 31, 2011, (ii) limited representations and warranties of the parties, and (iii) customary indemnification provisions.

In addition, in connection with the transaction:

•	Mr. Bonomo and the registrant executed and delivered a mutual general release (the “Bonomo Release”);

•	four members of the Insurance Management Subsidiaries’ senior management delivered releases (the “Subsidiary Employee Releases”);

•
the registrant entered with the Purchaser into a non-competition agreement (the “Noncompetition Agreement”) pursuant to which the registrant agreed for two years not to solicit any of the Insurance Management Subsidiaries’ employees or compete with the Purchaser with respect to the insurance management business in New York and Pennsylvania;

•	the registrant terminated all inter-company agreements with the Insurance Management Subsidiaries; and

•
PRI and the registrant’s First Professionals Insurance Company, Inc. (“First Professionals”) subsidiary entered into an agreement (the “Agreement Regarding Insurance”), which provides (i) that PRI will under its fronting arrangement with First Professionals, which is in run-off, maintain collateral at the high end of the actuarial indications prepared by PRI’s independent actuary and (ii) for the future commutation of the remaining reinsurance arrangements between PRI and First Professionals, subject to the receipt of regulatory approvals.

The Purchase Agreement, the Bonomo Release, a form of the Subsidiary Employee Release, the Noncompetition Agreement and the Agreement Regarding Insurance are attached hereto as Exhibits 2.1 through 2.4, respectively, and are incorporated herein by reference. The foregoing description of these documents contained in this Item 1.01 is qualified in its entirety by reference to the full text of the respective document.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 29, 2006, in connection with the sale of its insurance management operations as described in Item 1.01 of this report, pursuant to the Bonomo Release, all obligations (other than those pursuant to the Securities Purchase Agreement and related documents) between the registrant and its subsidiaries and Mr. Bonomo were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 29, 2006, the registrant completed the sale of its insurance management operations, as described in Item 1.01 of this report. The information set forth in Item 1.01 of this report is hereby incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 7.01 and the accompanying Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Item 7.01 and the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

On October 2, 2006, the registrant issued a press release announcing the transactions described in Items 1.01, 1.02 and Item 2.01 of this report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information that is required to be filed pursuant to this item is set forth below.

(d)	Exhibits
	Exhibit Number	Description of Exhibits
	2.1	Securities Purchase Agreement made as of September 29, 2006 by and among FPIC Insurance Group, Inc., AJB Ventures Inc. and Anthony J. Bonomo*
	2.2	Mutual General Release made as of September 29, 2006 by FPIC Insurance Group, Inc. and Anthony J. Bonomo
	2.3	Noncompetition Agreement made as of September 29, 2006 by FPIC Insurance Group, Inc.
	2.4	Agreement Regarding Insurance made as of September 29, 2006 by and between First Professionals Insurance Company, Inc. and Physicians’ Reciprocal Insurers
	99.1	Press release issued by the registrant on October 2, 2006 (furnished pursuant to Item 7.01)

*Schedules and certain exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplemental copies of any of the omitted schedules and exhibits to the SEC upon request.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

The following pro forma condensed consolidated financial information is based on the historical financial statements of FPIC Insurance Group, Inc., including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the disposition of the insurance management segment described in Items 1.01 and 2.01 of this current report on Form 8-K (the “Disposition”).

•	The unaudited pro forma condensed consolidated statement of financial position as of December 31, 2005 is presented as if the Disposition had occurred as of that date.

•
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and for the years ended December 31, 2005, 2004 and 2003 assume that the Disposition occurred as of January 1, 2003.

The pro forma adjustments assume that the disposition of the registrant’s PRM subsidiary was completed on September 29, 2006 at the time of the disposition of the other Insurance Management Subsidiaries and are based upon available information and assumptions that our management believes are reasonable. The unaudited consolidated statements of operations are not necessarily indicative of our future results of operations or the results of operations that might have occurred had the proposed disposition occurred as of the dates stated above. The pro forma adjustments are described in the footnotes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with our audited financial statements and notes and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in our Form 10-K filed March 16, 2006, and our unaudited interim financial statements and the related MD&A included in our Form 10-Q filed August 8, 2006.

FPIC Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Financial Position
As of December 31, 2005
(in thousands, except common share data)
	Historical December 31, 2005	Deconsolidation of the Insurance Management Segment (Note 1)	Sale of Insurance Management Segment (Note 2)	Pro Forma December 31, 2005
Assets
Investments:
Fixed maturities available for sale, at fair value	$617,716	—	—	617,716
Short-term investments, at fair value	46,608	—	—	46,608
Investment in Administrators for the Professions, Inc.	—	29,962	(26,798)
			(3,164)	—
Investment in Professional Medical Administrators, LLC	—	65	(65)	—
Other invested assets	6,785	—	—	6,785
Total investments	671,109	30,027	(30,027)	671,109

Cash and cash equivalents	102,694	(8,137)	39,525
			3,164	137,246
Premiums receivable	94,847	—	—	94,847
Accrued investment income	8,813	—	—	8,813
Reinsurance recoverable on paid losses	14,586	—	—	14,586
Due from reinsurers on unpaid losses and advance premiums	303,847	—	—	303,847
Ceded unearned premiums	14,062	—	—	14,062
Deferred policy acquisition costs	14,550	—	—	14,550
Deferred income taxes	39,319	(9,492)	—	29,827
Goodwill	18,870	(8,037)	—	10,833
Other assets	25,844	(12,969)	217	13,092
Total assets	$1,308,541	(8,608)	12,879	1,312,812

Liabilities and Shareholders' Equity
Policy liabilities and accruals:
Losses and loss adjustment expenses	$663,466	—	—	663,466
Unearned premiums	188,690	—	—	188,690
Reinsurance payable	104,577	—	—	104,577
Paid in advance and unprocessed premiums	14,468	—	—	14,468
Total policy liabilities and accruals	971,201	—	—	971,201

Long-term debt	46,083	—	—	46,083
Other liabilities	41,654	(8,608)	(61)	32,985
Total liabilities	1,058,938	(8,608)	(61)	1,050,269

Minority interest	13	—	(13)	—

Common stock, $0.10 par value, 50,000,000 shares authorized; 10,339,105 shares issued and outstanding at December 31, 2005	1,034	—	—	1,034
Additional paid-in capital	53,627	(168)	—	53,459
Unearned compensation	(1,742)	168	—	(1,574)
Retained earnings	200,902	—	12,953	213,855
Accumulated other comprehensive loss, net	(4,231)	—	—	(4,231)
Total shareholders' equity	249,590	—	12,953	262,543
Total liabilities and shareholders' equity	$1,308,541	(8,608)	12,879	1,312,812
 See accompanying notes.

FPIC Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the six months ended June 30, 2006
(in thousands, except per common share data)

	Historical June 30, 2006	Sale of Insurance Management Segment (Note 3)	Pro Forma June 30, 2006
Revenues
Net premiums earned	$114,819	—	114,819
Insurance management fees	22,685	(22,685)	—
Net investment income	15,438	(164)	15,274
Commission income	845	(845)	—
Net realized investment gains	170	—	170
Other income	291	(41)	250
Total revenues	154,248	(23,735)	130,513

Expenses
Net losses and loss adjustment expenses	80,432	—	80,432
Other underwriting expenses	24,499	1,510	26,009
Insurance management expenses	16,341	(14,831)
		(1,510)	—
Interest expense on debt	2,104	—	2,104
Other expenses	3,172	(9)	3,163
Total expenses	126,548	(14,840)	111,708

Income from continuing operations before income taxes and minority interest	27,700	(8,895)	18,805
Less: Income tax expense	8,981	(3,122)
		(583)	5,276
Income from continuing operations before minority interest	18,719	(5,190)	13,529
Less: Minority interest loss on consolidated subsidiary	(113)	113	—
Income from continuing operations	18,832	(5,303)	13,529

Basic earnings per common share:
Income from continuing operations	$1.83		1.31
Basic weighted average common shares outstanding	10,296		10,296

Diluted earnings per common share:
Income from continuing operations	$1.75		1.26
Diluted weighted average common shares outstanding	10,751		10,751

See accompanying notes.

FPIC Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2005
(in thousands, except per common share data)

	Historical December 31, 2005	Sale of Insurance Management Segment (Note 3)	Pro Forma December 31, 2005
Revenues
Net premiums earned	$226,042	—	226,042
Insurance management fees	41,700	(41,700)	—
Net investment income	25,246	(241)	25,005
Commission income	2,000	(2,000)	—
Net realized investment losses	(980)	—	(980)
Other income	749	(108)	641
Total revenues	294,757	(44,049)	250,708

Expenses
Net losses and loss adjustment expenses	166,657	—	166,657
Other underwriting expenses	36,440	2,827	39,267
Insurance management expenses	31,158	(28,331)
		(2,827)	—
Interest expense on debt	3,495	—	3,495
Other expenses	8,368	(121)	8,247
Total expenses	246,118	(28,452)	217,666

Income from continuing operations before income taxes and minority interest	48,639	(15,597)	33,042
Less: Income tax expense	15,837	(5,409)
		(1,091)	9,337
Income from continuing operations before minority interest	32,802	(9,097)	23,705
Less: Minority interest loss on consolidated subsidiary	(118)	118	—
Income from continuing operations	32,920	(9,215)	23,705

Basic earnings per common share:
Income from continuing operations	$3.22		2.32
Basic weighted average common shares outstanding	10,220		10,220

Diluted earnings per common share:
Income from continuing operations	$3.06		2.21
Diluted weighted average common shares outstanding	10,740		10,740

See accompanying notes.

FPIC Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2004
(in thousands, except per common share data)

	Historical December 31, 2004	Sale of Insurance Management Segment (Note 3)	Pro Forma December 31, 2004
Revenues
Net premiums earned	$149,676	—	149,676
Insurance management fees	39,100	(39,100)	—
Net investment income	20,753	(126)	20,627
Commission income	6,193	(6,193)	—
Net realized investment gains	3,867	—	3,867
Other income	834	(197)	637
Total revenues	220,423	(45,616)	174,807

Expenses
Net losses and loss adjustment expenses	125,172	—	125,172
Other underwriting expenses	12,527	3,005	15,532
Insurance management expenses	29,193	(26,188)
		(3,005)	—
Interest expense on debt	2,564	—	2,564
Other expenses	7,645	(213)	7,432
Total expenses	177,101	(26,401)	150,700

Income from continuing operations before income taxes and minority interest	43,322	(19,215)	24,107
Less: Income tax expense	16,268	(6,882)
		(1,159)	8,227
Income from continuing operations before minority interest	27,054	(11,174)	15,880
Less: Minority interest income on consolidated subsidiary	248	(248)	—
Income from continuing operations	26,806	(10,926)	15,880

Basic earnings per common share:
Income from continuing operations	$2.69		1.59
Basic weighted average common shares outstanding	9,973		9,973

Diluted earnings per common share:
Income from continuing operations	$2.57		1.52
Diluted weighted average common shares outstanding	10,420		10,420

See accompanying notes.

FPIC Insurance Group, Inc.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2003
(in thousands, except per common share data)

	Historical December 31, 2003	Sale of Insurance Management Segment (Note 3)	Pro Forma December 31, 2003
Revenues
Net premiums earned	$131,665	—	131,665
Insurance management fees	26,582	(26,582)	—
Net investment income	18,401	(116)	18,285
Commission income	5,496	(5,496)	—
Net realized investment gains	2,052	—	2,052
Other income	1,039	(94)	945
Total revenues	185,235	(32,288)	152,947

Expenses
Net losses and loss adjustment expenses	118,974	—	118,974
Other underwriting expenses	9,443	1,554	10,997
Insurance management expenses	21,241	(19,687)
		(1,554)	—
Interest expense on debt	5,886	—	5,886
Other expenses	5,658	(213)	5,445
Total expenses	161,202	(19,900)	141,302

Income from continuing operations before income taxes and minority interest	24,033	(12,388)	11,645
Less: Income tax expense	8,606	(4,552)
		(600)	3,454
Income from continuing operations before minority interest	15,427	(7,236)	8,191
Less: Minority interest income on consolidated subsidiary	94	(94)	—
Income from continuing operations	15,333	(7,142)	8,191

Basic earnings per common share:
Income from continuing operations	$1.62		0.86
Basic weighted average common shares outstanding	9,483		9,483

Diluted earnings per common share:
Income from continuing operations	$1.58		0.85
Diluted weighted average common shares outstanding	9,665		9,665

See accompanying notes.

FPIC Insurance Group, Inc.	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Organization and Basis of Presentation
   The unaudited pro forma condensed consolidated financial information is based on the historical financial statements of FPIC Insurance Group, Inc., including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the disposition of the insurance management segment (the “Disposition”).

Note 1.	Pro Forma Condensed Consolidated Statement of Financial Position as of December 31, 2005 - Deconsolidation of the insurance management segment
The unaudited pro forma consolidated balance sheet as of December 31, 2005 is presented as if the Disposition had occurred as of that date. The pro forma adjustment reflects the deconsolidation of the assets and liabilities of the insurance management segment and presents the segment as if it had been accounted for under the equity method of accounting. The resulting investment in the insurance management segment reflects our equity in that segment.

Note 2.	Pro Forma Condensed Consolidated Statement of Financial Position as of December 31, 2005 - Sale of the insurance management segment
The pro forma adjustment reflects the sale of the above referenced segment, including the following:

a.
Net cash received of approximately $39.5 million, representing gross cash proceeds from the sale of $40.0 million, less $0.5 million of costs related to the transaction. The pro forma adjustment reflects the utilization of the $39.5 million as additional cash as of December 31, 2005.

b.	Assumes a pre-closing distribution from the insurance management segment of $3.2 million to bring working capital of the segment of $2.9 million in accordance with the terms of the Disposition.
c.
Shareholders’ equity was increased as a result of an after-tax gain of approximately $12.9 million, consisting of a before-tax gain of $12.6 million and an income tax benefit of $0.3 million. The following is a summary of the pro forma results (in millions) of the sales transaction:

Cash proceeds from sale	$40.0
Less: Expenses of sale, principally professional fees	$(0.4)
Less: Payments with respect to employee releases	$(0.1)

Net proceeds from sale	$39.5

Less: Carrying value of the Insurance Management Subsidiaries	$(26.9)

Estimated before-tax gain on the Disposition	$12.6
Estimated tax-effect of the Disposition	$0.3

Estimated after-tax gain on the Disposition	$12.9

FPIC Insurance Group, Inc.	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The value of the transaction is subject to adjustment based on final agreement on the net working capital of the divested segment as of the closing date.

Note 3.	Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2006 and the Fiscal Years Ended December 31, 2005, 2004 and 2003 - Sale of the insurance management segment

     The pro forma adjustment reflects the elimination of the revenues and expenses of the insurance management segment for the six months ended June 30, 2006 and the fiscal years ended December 31, 2005, 2004 and 2003, giving effect to the sale of the segment as if it had occurred on January 1, 2003.

a.
The pro forma adjustment to other underwriting expenses reflects the reallocation of certain corporate costs previously allocated to the insurance management segment retained after the Disposition to support the insurance segment. The pro forma adjustment does not reflect cost savings that may be achieved after the Disposition.

b.	The pro forma adjustment to income tax expense reflects the income taxes associated with the reallocation of certain corporate costs retained after the Disposition to support the insurance segment.

    As the pro forma condensed consolidated statements of operations reflect results from continuing operations, they do not include the pro forma after-tax gain of $12.9 million on the sale of the segment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 2, 2006
FPIC Insurance Group, Inc.

	By:	/s/ John R. Byers
John R. Byers President and Chief Executive Officer

FPIC Insurance Group, Inc.
Exhibit Index to Form 8-K

Exhibit Number	Description of Exhibits
2.1	Securities Purchase Agreement made as of September 29, 2006 by and among FPIC Insurance Group, Inc., AJB Ventures Inc. and Anthony J. Bonomo*
2.2	Mutual General Release made as of September 29, 2006 by FPIC Insurance Group, Inc. and Anthony J. Bonomo
2.3	Noncompetition Agreement made as of September 29, 2006 by FPIC Insurance Group, Inc.
2.4	Agreement Regarding Insurance made as of September 29, 2006 by First Professionals Insurance Company, Inc. and Physicians’ Reciprocal Insurers
99.1	Press Release issued by the registrant on October 2, 2006 (furnished pursuant to Item 7.01)

*Schedules and certain exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplemental copies of any of the omitted schedules and exhibits to the SEC upon request.